EXHIBIT (32)

SECTION 1350 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of Russell Corporation (the “Company”) for the fiscal quarter ended July 4, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John F. Ward, as Chairman and Chief Executive Officer of the Company, and Eric N. Hoyle, as Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John F. Ward
Name:	John F. Ward
Title:	Chairman and Chief Executive Officer
Date:	August 12, 2004
/s/ Eric N. Hoyle
Name:	Eric N. Hoyle
Title:	Interim Chief Financial Officer
Date:	August 12, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.